Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

New York, October 27, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2022.

$287.1 million quarterly revenues increased 8.2% (13.1% on a constant currency basis) compared to prior year period
$1.1 trillion average daily volume (“ADV”) for the quarter, an increase of 14.0% compared to prior year period, with record ADV in fully electronic U.S. High Grade credit, equity convertibles/swaps/options and institutional municipal bonds. Tradeweb captured a record 13.9% of fully electronic U.S. High Grade TRACE
$81.6 million net income and $106.5 million adjusted net income for the quarter, increases of 24.9% and 13.1% respectively from prior year period
51.0% adjusted EBITDA margin and $146.3 million adjusted EBITDA for the quarter, compared to 50.1% and $132.9 million respectively for prior year period
$0.33 diluted earnings per share (“Diluted EPS”) for the quarter and $0.45 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared; $9.0 million of shares repurchased

Lee Olesky, Chairman and CEO, Tradeweb Markets:
"Tradeweb reported record third quarter revenues driven by strong trading volumes across asset classes and products. Despite challenging markets, we delivered double-digit revenue growth on a constant currency basis in rates, credit, equities and money markets. Our clients leveraged a wide range of electronic tools and protocols to help advance their trading strategies as markets reflected concerns around inflation and geopolitical conflict. Client engagement was strong across all of our markets and we’ve seen increased interest in electronifying markets that have been persistently analog, like swaps and repos.

As I prepare to retire as CEO at year-end and stay on as chairman, I am proud that Tradeweb has continued to grow, innovate and collaborate with our clients to make markets more efficient. Billy Hult and our leadership team are well positioned to drive our next wave of growth, and I can’t wait to see what comes next. I am grateful to our clients and employees for their confidence and support.”

SELECT FINANCIAL RESULTS	3Q22	3Q21	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	3Q22	3Q21	YoY
GAAP Financial Measures							Rates	Cash	$324	$337	(3.8)%
Total revenue	$287,115	$265,325	8.2%		13.1%			Derivatives	329	247	33.1%
Rates	$148,167	$139,418	6.3%		11.8%			Total	653	584	11.8%
Credit	$78,101	$72,243	8.1%		11.7%		Credit	Cash	9	8	9.9%
Equities	$21,277	$16,457	29.3%		38.6%			Derivatives	20	14	45.1%
Money Markets	$12,969	$11,221	15.6%		19.7%			Total	29	22	31.7%
Market Data	$21,222	$20,515	3.4%		6.1%		Equities	Cash	9	8	16.6%
Other	$5,379	$5,471	(1.7)%		(1.6)%			Derivatives	7	7	0.3%
Net income	$81,566	$65,305	24.9%					Total	16	15	8.7%
Net income attributable to Tradeweb Markets Inc. (2)	$69,083	$54,763	26.1%				Money Markets	Cash	401	344	16.7%
								Total	401	344	16.7%
Diluted EPS	$0.33	$0.26	26.9%					Total	$1,099	$964	14.0%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$146,334	$132,946	10.1%		16.0%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	51.0%	50.1%	+86	bps	+130	bps
Adjusted EBIT (1)	$133,114	$121,079	9.9%		16.3%
Adjusted EBIT margin (1)	46.4%	45.6%	+73	bps	+130	bps
Adjusted Net Income (1)	$106,491	$94,160	13.1%		19.5%
Adjusted Diluted EPS (1)	$0.45	$0.39	15.4%		20.5%

DISCUSSION OF RESULTS
Rates – Revenues of $148.2 million in the third quarter of 2022 increased 6.3% compared to prior year period (11.8% on a constant currency basis). Rates ADV was up 11.8% driven by strong growth in swaps/swaptions ≥ 1-year and rates volatility in U.S. and European government bonds.

Credit – Revenues of $78.1 million in the third quarter of 2022 increased 8.1% compared to prior year period (11.7% on a constant currency basis). Credit ADV was up 31.7% with record ADV in fully electronic U.S. High Grade credit and institutional municipal bonds, as well as record share of fully electronic U.S. High Grade TRACE (13.9%). U.S. and European credit volumes reflected continued client adoption across Tradeweb protocols, including request-for-quote (RFQ), Tradeweb AllTrade and portfolio trading.

Equities – Revenues of $21.3 million in the third quarter of 2022 increased 29.3% compared to prior year period (38.6% on a constant currency basis). Equities ADV was up 8.7% with record ADV in equity convertibles/swaps/options. Equities performance reflected increased global institutional client activity driven by further adoption of RFQ and continued market volatility.

Money Markets – Revenues of $13.0 million in the third quarter of 2022 increased 15.6% compared to prior year period (19.7% on a constant currency basis). Money Markets ADV was up 16.7% led by strong client adoption of Tradeweb's electronic trading solutions and retail money markets activity, which increased over the third quarter and culminated with a monthly record in September.

Market Data – Revenues of $21.2 million in the third quarter of 2022 increased 3.4% compared to prior year period (6.1% on a constant currency basis). The increase was derived from increased third party market data fees and Refinitiv market data fees.

Other – Revenues of $5.4 million in the third quarter of 2022 decreased 1.7% compared to prior year period (1.6% decrease on a constant currency basis).

Operating Expenses of $184.3 million in the third quarter of 2022 increased 2.5% compared to $179.8 million in the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth, $2.0 million in CEO Retirement Accelerated Stock-Based Compensation Expense recognized during the third quarter of 2022 and higher technology and communications expenses primarily due to increased data and clearing fees driven primarily by higher trading volumes as well as increased investment in our data strategy and infrastructure; this was partially offset by lower general and administrative expenses, as foreign exchange gains more than offset the increased travel and entertainment expense following the easing of restrictions relating to the pandemic.

Adjusted Expenses of $154.0 million increased 6.8% (10.4% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth; higher technology and communications expenses; higher general and administrative expenses; higher depreciation and amortization and higher professional fees. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Third Quarter 2022
•Announced the appointment of Thomas Pluta as President of Tradeweb beginning January 1, 2023
•Appointed Jacques Aigrain and Rana Yared as Independent Directors to Tradeweb’s board
•Announced collaboration with S&P Global Market Intelligence to connect primary and secondary markets in Europe
•Published our second annual 2021 Corporate Sustainability Report
•Facilitated the first fully automated dealer-to-client EUR interest rate swap versus Eurex bund future trade; non-deliverable interest rate swap transaction in Thai Baht (#THB) and interest rate swap transaction in Israeli Shekel (#ILS) on the Tradeweb platform
•Recognized in numerous awards including: Best Workplaces for Innovators (Fast Company); European Markets Choice Awards, Markets Recognition Award (Markets Media); Excellence in Trading & Tech Awards, Best Fixed Income Trading Platform (Financial News); Excellence in Trading & Tech Awards, Trading Initiative of the Year (Financial News); Americas Derivatives Awards, Outstanding Achievement Award - Lee Olesky (GlobalCapital); Americas Derivatives Awards, Swap Execution Facility of the Year (GlobalCapital); Global Derivatives Awards, OTC Trading Venue of the Year (GlobalCapital); Asia Risk Awards, Buy-Side Trading System of the Year (Risk.net); Asia Capital Markets Awards, Fixed Income Trading System of the Year (FOW Global Investor Group); Asia Capital Markets Awards, Multi-Asset Trading System of the Year (FOW Global Investor Group)
CAPITAL MANAGEMENT
•$1.1 billion in cash and cash equivalents and an undrawn $500 million credit facility at September 30, 2022
•Non-acquisition related capital expenditures and capitalization of software development in third quarter 2022: $12.3 million
•Free cash flow for the trailing twelve months ended September 30, 2022 of $555.2 million, up 16.3% compared to the prior year period. See “Non-GAAP Financial Measures” for additional information
•During the third quarter of 2022, as part of its Share Repurchase Program, Tradeweb purchased 129,809 shares of Class A common stock, at an average price of $69.33, for purchases totaling $9.0 million. As of September 30, 2022, a total of $9.0 million remained available for repurchase pursuant to the Share Repurchase Program
•$2.3 million in shares were withheld in the third quarter of 2022 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on December 15, 2022 to stockholders of record as of December 1, 2022
Page | 2

OTHER MATTERS
Updated Full-Year 2022 Guidance*
Adjusted expenses: $620 - 640 million (old: $620 - 655 million)
No change to other guidance:
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: ~22.0%
•Capital expenditures and capitalization of software development: $62 - 68 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2022 results starting at 9:30 AM EDT today, October 27, 2022. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by registering at https://register.vevent.com/register/BIacb82889d7314bbdb89f62512916cf38. Once registered, the participant will receive an email confirmation with the dial-in information and a personalized PIN number to access the conference call. Only one person can use this PIN at a time. If you need additional PINs please register multiple times.
After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.0 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
Page | 3

TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$228,015	$206,316	$717,489	$629,513
Subscription fees	41,342	41,390	124,337	117,141
Refinitiv market data fees	15,370	15,002	46,354	45,045
Other	2,388	2,617	7,559	7,865
Total revenue	287,115	265,325	895,739	799,564

Expenses
Employee compensation and benefits	102,720	98,036	330,601	300,107
Depreciation and amortization	44,778	44,823	133,998	127,656
Technology and communications	16,816	14,747	48,626	42,248
General and administrative	6,892	9,561	24,806	21,809
Professional fees	9,400	8,897	25,832	28,993
Occupancy	3,699	3,733	10,857	11,104
Total expenses	184,305	179,797	574,720	531,917
Operating income	102,810	85,528	321,019	267,647
Net interest income (expense)	3,413	(361)	3,507	(1,179)
Income before taxes	106,223	85,167	324,526	266,468
Provision for income taxes	(24,657)	(19,862)	(63,915)	(53,365)
Net income	81,566	65,305	260,611	213,103
Less: Net income attributable to non-controlling interests	12,483	10,542	40,219	35,165
Net income attributable to Tradeweb Markets Inc.	$69,083	$54,763	$220,392	$177,938

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.34	$0.27	$1.08	$0.89
Diluted	$0.33	$0.26	$1.06	$0.86
Weighted average shares outstanding:
Basic	205,721,162	202,238,122	204,767,261	201,029,196
Diluted	208,329,469	208,197,439	207,748,037	206,908,330

Page | 4

TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	September 30,		September 30,
	2022	2021	2022	2021

	(dollars in thousands)
Net income	$81,566	$65,305	$260,611	$213,103
Acquisition transaction costs (1)	43	459	40	5,186
Net interest (income) expense	(3,413)	361	(3,507)	1,179
Depreciation and amortization	44,778	44,823	133,998	127,656
Stock-based compensation expense (2)	2,675	1,995	13,839	11,181
Provision for income taxes	24,657	19,862	63,915	53,365
Foreign exchange (gains) / losses (3)	(3,972)	141	(6,306)	(4,742)
Tax receivable agreement liability adjustment (4)	—	—	—	—
Adjusted EBITDA	$146,334	$132,946	$462,590	$406,928
Less: Depreciation and amortization	(44,778)	(44,823)	(133,998)	(127,656)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,558	32,956	95,088	92,799
Adjusted EBIT	$133,114	$121,079	$423,680	$372,071
Adjusted EBITDA margin (6)	51.0%	50.1%	51.6%	50.9%
Adjusted EBIT margin (6)	46.4%	45.6%	47.3%	46.5%

(1)
Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction or subsequent planned merger of Execution Access, LLC with Dealerweb Inc.

(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $0.7 million and $1.5 million during the three months ended September 30, 2022 and 2021, respectively, and $4.5 million and $10.7 million during the nine months ended September 30, 2022 and 2021, respectively. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retiring CEO. During the three and nine months ended September 30, 2021, this adjustment also includes $0.5 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands, except per share amounts)
Earnings per diluted share	$0.33	$0.26	$1.06	$0.86
				—
Net income attributable to Tradeweb Markets Inc.	$69,083	$54,763	$220,392	$177,938
Net income attributable to non-controlling interests (1)	12,483	10,542	40,219	35,165
Net income	81,566	65,305	260,611	213,103
Provision for income taxes	24,657	19,862	63,915	53,365
Acquisition transaction costs (2)	43	459	40	5,186
D&A related to acquisitions and the Refinitiv Transaction (3)	31,558	32,956	95,088	92,799
Stock-based compensation expense (4)	2,675	1,995	13,839	11,181
Foreign exchange (gains) / losses (5)	(3,972)	141	(6,306)	(4,742)
Tax receivable agreement liability adjustment (6)	—	—	—	—
Adjusted Net Income before income taxes	136,527	120,718	427,187	370,892
Adjusted income taxes (7)	(30,036)	(26,558)	(93,982)	(81,596)
Adjusted Net Income	$106,491	$94,160	$333,205	$289,296
Adjusted Diluted EPS (8)	$0.45	$0.39	$1.40	$1.22

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)
Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction or subsequent planned merger of Execution Access, LLC with Dealerweb Inc.

Page | 5

(3)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $0.7 million and $1.5 million during the three months ended September 30, 2022 and 2021, respectively, and $4.5 million and $10.7 million during the nine months ended September 30, 2022 and 2021, respectively. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retiring CEO. During the three and nine months ended September 30, 2021, this adjustment also includes $0.5 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)	Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for each of the three and nine months ended September 30, 2022 and 2021.
(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Diluted weighted average shares of Class A and Class B common stock outstanding	208,329,469	208,197,439	207,748,037	206,908,330
Weighted average of other participating securities (1)	246,238	—	121,115	—
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	28,750,603	30,531,933	29,667,383	30,756,925
Adjusted diluted weighted average shares outstanding	237,326,310	238,729,372	237,536,535	237,665,255
Adjusted Net Income (in thousands)	$106,491	$94,160	$333,205	$289,296
Adjusted Diluted EPS	$0.45	$0.39	$1.40	$1.22

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired executives that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Nine Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands)
Operating expenses	$184,305	$179,797	$574,720	$531,917
Acquisition transaction costs (1)	(43)	(459)	(40)	(5,186)
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,558)	(32,956)	(95,088)	(92,799)
Stock-based compensation expense (3)	(2,675)	(1,995)	(13,839)	(11,181)
Foreign exchange gains / (losses) (4)	3,972	(141)	6,306	4,742
Adjusted Expenses	$154,001	$144,246	$472,059	$427,493

(1)
Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction or subsequent planned merger of Execution Access, LLC with Dealerweb Inc.

(2)
Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $0.7 million and $1.5 million during the three months ended September 30, 2022 and 2021, respectively, and $4.5 million and $10.7 million during the nine months ended September 30, 2022 and 2021, respectively. During the three and nine months ended September 30, 2022, this adjustment also includes $2.0 million and $9.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our retiring CEO. During the three and nine months ended September 30, 2021, this adjustment also includes $0.5 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Page | 6

	Trailing Twelve Months Ended September 30,
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	2022	2021

	(in thousands)
Cash flow from operating activities	$616,473	$526,072
Less: Capitalization of software development costs	(36,127)	(33,995)
Less: Purchases of furniture, equipment and leasehold improvements	(25,123)	(14,720)
Free Cash Flow	$555,223	$477,357

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Nine Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	September 30,		September 30,
	2022	2021	2022	2021

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$69,083	$54,763	$220,392	$177,938
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(82)	—	(111)	—
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$69,001	$54,763	$220,281	$177,938

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	205,721,162	202,238,122	204,767,261	201,029,196
Dilutive effect of PRSUs	746,043	2,146,473	796,090	2,000,005
Dilutive effect of options	1,661,705	3,516,893	1,940,970	3,609,906
Dilutive effect of RSUs	200,559	295,951	243,716	269,223
Weighted average shares of Class A and Class B common stock outstanding - Diluted	208,329,469	208,197,439	207,748,037	206,908,330

Earnings per share - Basic	$0.34	$0.27	$1.08	$0.89
Earnings per share - Diluted	$0.33	$0.26	$1.06	$0.86

(1)
During the three and nine months ended September 30, 2022, there was a total of 246,238 and 121,115, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method. There were none during the three and nine months ended September 30, 2021.

Page | 7

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	September 30,
	2022		2021		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$93,673	$54,494	$80,888	$58,530	$12,785	$(4,036)	15.8%	(6.9)%
Credit	71,724	6,377	65,742	6,501	5,982	(124)	9.1%	(1.9)%
Equities	18,969	2,308	14,235	2,222	4,734	86	33.3%	3.9%
Money Markets	8,507	4,462	7,198	4,023	1,309	439	18.2%	10.9%
Market Data	—	21,222	—	20,515	—	707	—	3.4%
Other	—	5,379	—	5,471	—	(92)	—	(1.7)%
Total revenue	$192,873	$94,242	$168,063	$97,262	$24,810	$(3,020)	14.8%	(3.1)%

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	September 30,		YoY
	2022	2021	% Change
Rates	$2.23	$2.15	3.9%
Cash Rates	$2.23	$1.95	14.2%
Rates Derivatives	$2.24	$2.42	(7.4)%
Swaps / Swaptions Tenor (greater than 1 year)	$3.46	$3.73	(7.3)%
Other Rates Derivatives (1)	$0.27	$0.20	33.8%

Credit	$38.03	$45.67	(16.7)%
Cash Credit (2)	$150.38	$144.48	4.1%
Credit Derivatives and U.S. Cash “EP”	$6.33	$6.16	2.8%

Equities	$18.69	$15.20	23.0%
Cash Equities	$29.33	$24.37	20.3%
Equity Derivatives	$5.28	$5.23	0.9%

Money Markets (Cash)	$0.33	$0.33	1.7%

Total Fees per Million	$2.73	$2.70	1.1%
Total Fees per Million excluding Other Rates Derivatives (3)	$3.05	$2.97	2.8%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
Page | 8

TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2022 Q3		2021 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$324,153	$20,773,078	$336,832	$21,610,725	(3.76)%
	U.S. Government Bonds	123,736	7,919,082	124,638	7,976,859	(0.72)%
	European Government Bonds	33,338	2,166,946	28,800	1,900,795	15.76%
	Mortgages	162,542	10,402,677	179,636	11,496,734	(9.52)%
	Other Government Bonds	4,538	284,373	3,757	236,337	20.78%
	Derivatives	328,636	21,158,402	246,981	15,992,323	33.06%
	Swaps/Swaptions ≥ 1Y	203,038	13,066,309	154,970	10,039,311	31.02%
	Swaps/Swaptions < 1Y	123,817	7,978,143	91,240	5,903,695	35.70%
	Futures	1,780	113,950	770	49,317	131.08%
	Total	652,789	41,931,480	583,813	37,603,048	11.81%
Credit	Cash	9,275	595,883	8,440	543,735	9.88%
	U.S. High Grade - Fully Electronic	3,282	210,038	2,602	166,536	26.12%
	U.S. High Grade - Electronically Processed	2,475	158,411	1,775	113,615	39.43%
	U.S. High Yield - Fully Electronic	465	29,751	539	34,519	(13.81)%
	U.S. High Yield - Electronically Processed	351	22,482	296	18,928	18.77%
	European Credit	1,367	88,838	1,707	112,653	(19.93)%
	Municipal Bonds	354	22,673	173	11,056	105.08%
	Chinese Bonds	863	56,067	1,233	78,893	(30.03)%
	Other Credit Bonds	118	7,622	116	7,534	1.96%
	Derivatives	20,020	1,289,959	13,796	895,891	45.12%
	Swaps	20,020	1,289,959	13,796	895,891	45.12%
	Total	29,295	1,885,842	22,237	1,439,626	31.74%
Equities	Cash	8,803	565,898	7,551	487,508	16.58%
	U.S. ETFs	6,299	403,126	5,421	346,950	16.19%
	European ETFs	2,504	162,772	2,130	140,558	17.59%
	Derivatives	7,009	449,209	6,992	449,243	0.25%
	Convertibles/Swaps/Options	4,384	281,007	3,559	229,356	23.18%
	Futures	2,625	168,202	3,433	219,886	(23.53)%
	Total	15,812	1,015,106	14,543	936,751	8.73%
Money Markets	Cash	400,726	25,721,492	343,528	22,137,906	16.65%
	Repurchase Agreements (Repo)	382,040	24,525,135	329,366	21,231,148	15.99%
	Other Money Markets	18,686	1,196,357	14,162	906,758	31.95%
	Total	400,726	25,721,492	343,528	22,137,906	16.65%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,098,622	$70,553,920	$964,120	$62,117,331	14.00%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
Page | 9

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2022 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

Page | 10

NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

# # #
Page | 11